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                                                                    EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We have issued our report dated March 15, 1999, accompanying the consolidated financial statements of Oshman's Sporting Goods, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended January 30, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of Oshman's Sporting Goods, Inc. on Form S-8, File No. 33-14665, File No. 33-41404, File No. 33-28357, File No. 33-53451,
File No. 33-54221 and File No. 33-64515.



/s/ GRANT THORNTON LLP


Houston, Texas
April 27, 1999